As filed with the Securities and Exchange Commission on March 16, 2010
Registration No. 333-153640-
Registration No. 333-153640-
Registration No. 333-153640-
Registration No. 333-153640-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2
to
Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST NIAGARA FINANCIAL GROUP, INC. (Exact name of registrant as specified in its charter)	FIRST NIAGARA FINANCING TRUST I FIRST NIAGARA FINANCING TRUST II FIRST NIAGARA FINANCING TRUST III (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
42-1556195 (I.R.S. Employer Identification Number)	Each To Be Applied For (I.R.S. Employer Identification Number)
726 Exchange Street
Suite 618
Buffalo, New York 14210
(716) 819-5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John R. Koelmel
President and Chief Executive Officer
726 Exchange Street
Suite 618
Buffalo, New York 14210
(716) 819-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

John Mineo, Esq. 726 Exchange Street Suite 618 Buffalo, New York 14210 (716) 819-5500	Mark J. Welshimer, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate Offering	Registration
Securities to be Registered	Registered(1)	per Security(1)	Price(1)	Fee(2)
Common Stock, par value $0.01 per share of First Niagara Financial Group, Inc.
Preferred Stock of First Niagara Financial Group, Inc.
Depositary Shares of First Niagara Financial Group, Inc.
Debt Securities of First Niagara Financial Group, Inc.
Senior Debt Securities of First Niagara Financial Group, Inc.
Subordinated Debt Securities of First Niagara Financial Group, Inc.
Purchase Contracts of First Niagara Financial Group, Inc.
Units of First Niagara Financial Group, Inc.
Warrants of First Niagara Financial Group, Inc.
Preferred Securities of First Niagara Financing Trust I, First Niagara Financing Trust II and First Niagara Financing Trust III
First Niagara Financial Group, Inc. Guarantees of Preferred Securities of First Niagara Financing Trust I, First Niagara Financing Trust II and First Niagara Financing Trust III

(1)	There are being registered under this registration statement (i) such indeterminate number of shares of common stock, preferred stock and depositary shares of First Niagara Financial Group, Inc; (ii) such indeterminate principal amount of debt securities, which may be senior or subordinated, of First Niagara Financial Group, Inc; (iii) such indeterminate amounts of purchase contracts, units and warrants of First Niagara Financial Group, Inc.; (iv) such indeterminate number of shares of preferred securities of First Niagara Financing Trust I, First Niagara Financing Trust II and First Niagara Financing Trust III; and (v) such indeterminate amount of guarantees by First Niagara Financial Group, Inc. of preferred securities of First Niagara Financing Trust I, First Niagara Financing Trust II and First Niagara Financing Trust III, in each case as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rule 456(b) and Rule 457(r), we are deferring payment of all of the registration fee.

EXPLANATORY NOTE

This registration statement is a post-effective amendment to the registration statement on Form S-3 of First Niagara Financial Group, Inc. (File No. 333-153640) (the “Registration Statement”). This post-effective amendment to the Registration Statement is being filed for the purposes of (i) adding First Niagara Financing Trust I, First Niagara Financing Trust II and First Niagara Financing Trust III as additional registrants under the Registration Statement; (ii) adding senior debt securities and subordinated debt securities of First Niagara Financial Group, Inc., preferred securities of First Niagara Financing Trust I, First Niagara Financing Trust II and First Niagara Financing Trust III; and guarantees by First Niagara Financial Group, Inc. of preferred securities of First Niagara Financing Trust I, First Niagara Financing Trust II and First Niagara Financing Trust III as additional securities to be offered under the prospectus included herein, which replaces the prospectus in the Registration Statement; and (iii) filing additional exhibits to the Registration Statement under Item 16 of Part II thereof. No changes or additions are being made hereby to any other item in Part II of the Registration Statement. Therefore, such other items have been omitted from this post-effective amendment. This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 shall become effective immediately upon filing with the U.S. Securities and Exchange Commission.

PROSPECTUS

First Niagara Financial Group, Inc.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Senior Debt Securities
Subordinated Debt Securities
Purchase Contracts
Units
Warrants
Guarantees

First Niagara Financing Trust I
First Niagara Financing Trust II
First Niagara Financing Trust III

Preferred Securities

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency and may involve investment risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 16, 2010.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus together are an offer to sell only the shares offered hereby and thereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

Page

About This Prospectus	ii
Where You Can Find More Information	ii
Prospectus Summary	1
Use of Proceeds	3
Plan of Distribution	3
Validity of Securities	3
Experts	3
EX-4.3
EX-4.4
EX-4.5
EX-4.6
EX-4.7
EX-4.8
EX-4.9
EX-4.10
EX-4.11
EX-5.1
EX-5.2
EX-23.1
EX-23.2
EX-24.1
EX-25.1
EX-25.2
EX-25.3
EX-25.4
EX-25.5
EX-25.6
EX-25.7
EX-25.8

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, separately, together or in units, purchase contracts, units, warrants, preferred stock, depositary shares representing interests in preferred stock, debt securities, including senior debt securities and subordinated debt securities, common stock, preferred securities of First Niagara Financing Trust I, First Niagara Financing Trust II and First Niagara Financing Trust III (together, the “Financing Trusts”) and guarantees by First Niagara Financial Group, Inc. of preferred securities of the Financing Trusts in one or more offerings.

Each time we sell securities we will provide a prospectus supplement and, if applicable, a pricing supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any pricing supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference therein) and any prospectus supplement or pricing supplement, you should rely on the information in that prospectus supplement or pricing supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “First Niagara”, “we”, “us”, “our” or similar references mean First Niagara Financial Group, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. In addition, our SEC filings are available to the public at the SEC’s website at http://www.sec.gov and on our website at https://www.fnfg.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference in this prospectus, information on those websites is not part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and before the date that the offering of securities by means of this prospectus is completed (other than,

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in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•	Current Reports on Form 8-K filed on the following dates: January 14, 2010, February 25, 2010 and March 16, 2010 (relating to certain financial statements of Harleysville National Corporation);

•	our Preliminary Notice of 2010 Annual Meeting and Proxy Statement filed on Schedule 14A on March 9, 2010;

•	the description of First Niagara Financial Group, Inc. common stock set forth in the registration statement on Form 8-A (No. 023975) filed on January 15, 2003; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the underlying securities.

We will provide without charge to each person to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to First Niagara Financial Group, Inc., 6950 South Transit Road, P.O. Box 514, Lockport, New York, 14095-0514, Attention: Investor Relations Department.

We have not included or incorporated by reference in this prospectus any separate financial statements of the Financing Trusts. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

•	we will own all of the voting securities of the Financing Trusts;

•	the Financing Trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our junior subordinated debentures; and

•	we are fully and unconditionally guaranteeing the obligations of the Financing Trusts as described in this prospectus.

We do not expect that the trusts will be required to file any information with the SEC for as long as we continue to file our information with the SEC.

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement or pricing supplement. Neither we, nor any underwriters, dealers or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or pricing supplement is accurate as of any date other than the dates on the front of those documents.

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PROSPECTUS SUMMARY

This summary highlights selected information about First Niagara and a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities We May Offer

We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

We may sell our common stock, $0.01 par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities — Senior Debt Securities and Subordinated Debt Securities

Our debt securities, including senior debt securities and subordinated debt securities, may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

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Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Preferred Securities of the Financing Trusts

Each of the Financing Trusts may sell one series of preferred securities and one series of common securities. The trust preferred securities will be offered to investors, and the common securities will be held by us. In a prospectus supplement, we will describe the specific designation, the total and per security liquidation amount of the trust preferred securities offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the trust preferred securities with respect to dividends, liquidation and dissolution, the stated value of the trust preferred securities, the voting rights of the trust preferred securities, if any, whether and on what terms the relevant Financing Trust can redeem the trust preferred securities, whether we will list the trust preferred securities on a securities exchange and any other specific terms of the series of trust preferred securities.

Guarantees of Preferred Securities of the Financing Trusts

To the extent set forth in the applicable guarantee, we will irrevocably and unconditionally agree to pay in full on a subordinated basis, as and when they become due regardless of any defense, right of set-off or counterclaim that a trust may have except for the defense of payment, certain payments or distributions with respect to preferred securities of the Financing Trusts to the holders of those preferred securities, to the extent that the Financing Trust obligated to make those payments or distributions has sufficient funds available to make the payments or distributions due on the preferred securities. If we do not make interest payments on the junior subordinated debentures held by a Financing Trust, that Financing Trust will not have sufficient funds to pay distributions on its preferred securities. Each guarantee will cover the payment of distributions and other payments on the preferred securities of the relevant Financing Trust only if and to the extent that we have made a payment of interest or principal on the junior subordinated debentures held by the Financing Trust as its sole asset. We will describe in a prospectus supplement the terms and conditions of our guarantee of preferred securities issued by a Financing Trust.

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USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities for general corporate purposes unless otherwise specified in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

First Niagara and the Financing Trusts may sell securities to or through underwriters to be designated at various times, and also may sell securities directly to other purchasers or through agents. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The prospectus supplement for the securities we sell will describe that offering, including:

•	the name or names of any underwriters, managing underwriters, dealers or agents;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts, commissions or agents’ fees and other items constituting underwriter’s or agent’s compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by our counsel, Sullivan & Cromwell LLP. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon for the Financing Trusts and us by Richards, Layton & Finger, P.A.

EXPERTS

Our consolidated statements of condition as of December 31, 2009 and 2008, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, included in our 2009 Annual Report on Form 10-K for the year ended December 31, 2009, and incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2009 consolidated financial statements contains an explanatory paragraph describing the adoption of the provisions of Statement of Financial Accounting Standards No. 141(R), Business Combinations (included in Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations), in 2009.

The consolidated balance sheets of Harleysville National Corporation and its subsidiaries (Harleysville) as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009, included in the Current Report on Form 8-K of First Niagara Financial Group, Inc., filed with the SEC on March 16, 2010, which is incorporated by reference into this prospectus and elsewhere in the registration statement, have been so incorporated by reference upon reliance of the report of Grant Thornton LLP (which report on the consolidated financial statements of Harleysville expresses an unqualified opinion and contains an explanatory paragraph relating to the adoption by Harleysville of Financial Accounting Standards Board Statement (FASB) ASC 820, Fair Value Measurements and Disclosures, and the fair value option under FASB ASC 825, Financial Instruments, on January 1, 2008), independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

(a) The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:

Exhibit
No.	Description of Document

1.1	Form of Underwriting Agreement for common stock.*
1.2	Form of Underwriting Agreement for preferred stock.*
1.3	Form of Underwriting Agreement for depositary shares.*
1.4	Form of Underwriting Agreement for debt securities.*
1.5	Form of Underwriting Agreement for senior debt securities.*
1.6	Form of Underwriting Agreement for subordinated debt securities.*
1.7	Form of Underwriting Agreement for purchase contracts.*
1.8	Form of Underwriting Agreement for units.*
1.9	Form of Underwriting Agreement for warrants.*
1.10	Form of Underwriting Agreement for trust preferred securities.*
4.1	Form of Common Stock Certificate of First Niagara Financial Group, Inc.**
4.2	Senior Notes Indenture, dated September 4, 2009, between First Niagara Financial Group, Inc. and The Bank of New York Mellon, as Trustee.***
4.3	Subordinated Indenture, dated March 16, 2010, between First Niagara Financial Group, Inc. and U.S. Bank National Association, as Trustee.
4.4	Certificate of Trust of First Niagara Financing Trust I.
4.5	Certificate of Trust of First Niagara Financing Trust II.
4.6	Certificate of Trust of First Niagara Financing Trust III.
4.7	Declaration of Trust of First Niagara Financing Trust I.
4.8	Declaration of Trust of First Niagara Financing Trust II.
4.9	Declaration of Trust of First Niagara Financing Trust III.
4.10	Form of Amended and Restated Declaration of Trust of each of First Niagara Financing Trust I, First Niagara Financing Trust II and First Niagara Financing Trust III.
4.11	Form of Preferred Securities Guarantee for each of First Niagara Financing Trust I, First Niagara Financing Trust II and First Niagara Financing Trust III.
5.1	Opinion of Sullivan & Cromwell LLP.
5.2	Opinion of Richards, Layton & Finger, P.A. regarding legality of the Trust Preferred Securities of each of First Niagara Financing Trust I, First Niagara Financing Trust II and First Niagara Financing Trust III.
23.1	Consent of KPMG LLP.
23.2	Consent of Grant Thornton LLP.
23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
23.4	Consent of Richards, Layton & Finger, P.A. related to the opinion of First Niagara Financing Trust I, First Niagara Financing Trust II and First Niagara Financing Trust III (included in Exhibit 5.2).
24.1	Powers of attorney.
25.1	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Senior Notes Indenture.
25.2	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Subordinated Notes Indenture.

Exhibit
No.	Description of Document

25.3	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Property Trustee under the Amended and Restated Declaration of Trust of First Niagara Financing Trust I.
25.4	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Property Trustee under the Amended and Restated Declaration of Trust of First Niagara Financing Trust II.
25.5	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Property Trustee under the Amended and Restated Declaration of Trust of First Niagara Financing Trust III.
25.6	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Guarantee Trustee under the Guarantee of First Niagara for the benefit of the holders of the Trust Preferred Securities of First Niagara Financing Trust I.
25.7	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Guarantee Trustee under the Guarantee of First Niagara for the benefit of the holders of the Trust Preferred Securities of First Niagara Financing Trust II.
25.8	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Guarantee Trustee under the Guarantee of First Niagara for the benefit of the holders of the Trust Preferred Securities of First Niagara Financing Trust III.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

**	Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 of First Niagara Financial Group, Inc. and New First Niagara Financial Group, Inc. filed with the Commission on September 18, 2002.

***	Incorporated by reference to Exhibit 2.4 to the Form 8-K of First Niagara Financial Group, Inc. filed with the Commission on September 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on March 16, 2010.

FIRST NIAGARA FINANCIAL GROUP, INC.

By:	/s/ John R. Koelmel
John R. Koelmel
President and Chief Executive Officer

FIRST NIAGARA FINANCING TRUST I

By:	/s/ John Mineo
John Mineo
Administrative Trustee

FIRST NIAGARA FINANCING TRUST II

By:	/s/ John Mineo
John Mineo
Administrative Trustee

FIRST NIAGARA FINANCING TRUST III

By:	/s/ John Mineo
John Mineo
Administrative Trustee

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated and on March 16, 2010.

Signature		Title

/s/ John R. Koelmel John R. Koelmel		Director, President and Chief Executive Officer

/s/ Michael W. Harrington Michael W. Harrington		Chief Financial and Accounting Officer

* Thomas E. Baker		Director

* G. Thomas Bowers		Chairman of the Board of Directors

* Carl A. Florio		Director

* William H. Jones		Director

* Daniel W. Judge		Director

* George M. Philip		Director

* Louise Woerner		Director

* David M. Zebro		Vice Chairman of the Board of Directors

*By:	/s/ John R. Koelmel Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
No.	Description of Document

1.1	Form of Underwriting Agreement for common stock.*
1.2	Form of Underwriting Agreement for preferred stock.*
1.3	Form of Underwriting Agreement for depositary shares.*
1.4	Form of Underwriting Agreement for debt securities.*
1.5	Form of Underwriting Agreement for senior debt securities.*
1.6	Form of Underwriting Agreement for subordinated debt securities.*
1.7	Form of Underwriting Agreement for purchase contracts.*
1.8	Form of Underwriting Agreement for units.*
1.9	Form of Underwriting Agreement for warrants.*
1.10	Form of Underwriting Agreement for trust preferred securities.*
4.1	Form of Common Stock Certificate of First Niagara Financial Group, Inc.**
4.2	Senior Notes Indenture, dated September 4, 2009, between First Niagara Financial Group, Inc. and The Bank of New York Mellon, as Trustee.***
4.3	Subordinated Indenture, dated March 16, 2010, between First Niagara Financial Group, Inc. and U.S. Bank National Association, as Trustee.
4.4	Certificate of Trust of First Niagara Financing Trust I.
4.5	Certificate of Trust of First Niagara Financing Trust II.
4.6	Certificate of Trust of First Niagara Financing Trust III.
4.7	Declaration of Trust of First Niagara Financing Trust I.
4.8	Declaration of Trust of First Niagara Financing Trust II.
4.9	Declaration of Trust of First Niagara Financing Trust III.
4.10	Form of Amended and Restated Declaration of Trust of each of First Niagara Financing Trust I, First Niagara Financing Trust II and First Niagara Financing Trust III.
4.11	Form of Preferred Securities Guarantee for each of First Niagara Financing Trust I, First Niagara Financing Trust II and First Niagara Financing Trust III.
5.1	Opinion of Sullivan & Cromwell LLP.
5.2	Opinion of Richards, Layton & Finger, P.A. regarding legality of the Trust Preferred Securities of each of First Niagara Financing Trust I, First Niagara Financing Trust II and First Niagara Financing Trust III.
23.1	Consent of KPMG LLP.
23.2	Consent of Grant Thornton LLP.
23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
23.4	Consent of Richards, Layton & Finger, P.A. related to the opinion of First Niagara Financing Trust I, First Niagara Financing Trust II and First Niagara Financing Trust III (included in Exhibit 5.2).
24.1	Powers of attorney.
25.1	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Senior Notes Indenture.
25.2	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Subordinated Notes Indenture.

Exhibit
No.	Description of Document

25.3	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Property Trustee under the Amended and Restated Declaration of Trust of First Niagara Financing Trust I.
25.4	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Property Trustee under the Amended and Restated Declaration of Trust of First Niagara Financing Trust II.
25.5	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Property Trustee under the Amended and Restated Declaration of Trust of First Niagara Financing Trust III.
25.6	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Guarantee Trustee under the Guarantee of First Niagara for the benefit of the holders of the Trust Preferred Securities of First Niagara Financing Trust I.
25.7	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Guarantee Trustee under the Guarantee of First Niagara for the benefit of the holders of the Trust Preferred Securities of First Niagara Financing Trust II.
25.8	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Guarantee Trustee under the Guarantee of First Niagara for the benefit of the holders of the Trust Preferred Securities of First Niagara Financing Trust III.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

**	Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 of First Niagara Financial Group, Inc. and New First Niagara Financial Group, Inc. filed with the Commission on September 18, 2002.

***	Incorporated by reference to Exhibit 2.4 to the Form 8-K of First Niagara Financial Group, Inc. filed with the Commission on September 9, 2009.